UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      August 9, 2007

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY 10022		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

This information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 “Results of Operations and Financial Condition.”  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On August 9, 2007, American Independence Corp. issued a press release announcing results of operations for the second-quarter and six-months ended June 30, 2007.  A copy of which is attached as Exhibit 99.1.

 Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated August 9, 2007.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Chief Financial Officer and Senior Vice President	Date:	August 9, 2007

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: DAVID T. KETTIG
485 MADISON AVENUE	(212) 355-4141 Ext. 3047
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com
NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2007 SECOND-QUARTER AND SIX-MONTH RESULTS

New York, New York, August 9, 2007.  American Independence Corp. (NASDAQ: AMIC) today reported 2007 second-quarter and six-month results.

Financial Results

Net income increased 232% to $1.2 million ($.14 per share, diluted), net of a provision for income taxes of $0.6 million, for the three months ended June 30, 2007, compared to $0.4 million ($.04 per share, diluted), net of a provision for income taxes of $0.3 million, for the three months ended June 30, 2006.  Revenues increased 65% to $32.7 million for the three months ended June 30, 2007, compared to revenues of $19.8 million for the three months ended June 30, 2006.  As of June 30, 2007, AMIC had approximately $273 million of federal net operating loss carryforwards.  To the extent that AMIC utilizes any such carryforwards, it will not pay any income taxes, except for federal alternative minimum taxes and state income taxes.

AMIC also reported a net income increase of 206% to $2.3 million ($.27 per share, diluted), net of a provision for income taxes of $1.3 million, for the six months ended June 30, 2007, compared to $0.7 million ($.09 per share, diluted), net of a provision for income taxes of $0.5 million, for the six months ended June 30, 2006.  Revenues increased 55% to $60.8 million for the six months ended June 30, 2007, compared to revenues of $39.2 million for the six months ended June 30, 2006.

On a non-GAAP basis, the Company's income from continuing operations excluding amortization expense and federal income tax charge related to deferred taxes for the three months ended June 30, 2007 increased 137% to $1.8 million ($.21 per share, diluted), as compared to $0.8 million ($.09 per share, diluted) for the three months ended June 30, 2006.  On a non-GAAP basis, the Company's income from continuing operations excluding amortization expense and federal income tax charge related to deferred taxes for the six months ended June 30, 2007 increased 140% to $3.5 million ($.41 per share, diluted), as compared to $1.5 million ($.17 per share, diluted) for the six months ended June 30, 2006

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “We are gratified that our second-quarter results continue to reflect our efforts over the last few years to develop a diversified presence as the issuing carrier of multiple fully insured health insurance product lines, including small group major medical and short-term medical and, in the third quarter of 2007, major medical for individuals and families, and to improve the profitability of our medical stop-loss block of business.”

Mr. Thung, continued, “Our 2007 second quarter revenues are 65% higher and our non-GAAP income is 137% higher than the results from the second quarter of 2006, primarily due to Independence American becoming the carrier of business written under a marketing agreement for small group major medical and medical stop-loss business in 2007, and improvement in the net loss ratio on reinsured medical stop-loss business incepting in 2006 and 2007, as compared to that written in 2004 and 2005.  We continue to believe that, largely as a result of lower loss ratios and the aforementioned increase in premiums written by our insurance company, we will produce higher earnings in 2007.  We also would like to report that the Company's mortgage security portfolio has no exposure to sub-prime mortgages.”

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP.  These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Income from Continuing Operations” schedule below.  Operating results reported on a non-GAAP basis exclude non-cash charges related to the amortization of intangible assets recorded in purchase accounting and the Federal income tax charge related to deferred taxes.

About American Independence Corp.

AMIC is a holding company principally engaged in employer medical stop-loss, small group major medical, major medical for individuals and families, and managed care insurance and reinsurance through Independence American Insurance Company and its managing general underwriter division.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which AMIC operates, new federal or state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.

AMERICAN INDEPENDENCE CORP.

SECOND QUARTER REPORT

JUNE 30, 2007

 (in Thousands Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Premiums earned	$29,543	$16,346	$54,492	$32,357
MGU fee income	2,224	2,593	4,486	5,232
Net investment income	891	800	1,742	1,559
Net realized investment gains	17	28	26	18
Other income	4	4	11	8

Revenues	32,679	19,771	60,757	39,174

Insurance benefits, claims and reserves	20,238	11,372	37,345	22,337
Selling, general and administrative expenses	10,347	7,493	19,287	15,039
Amortization and depreciation	241	188	486	379
Minority interest	48	53	99	118

Expenses	30,874	19,106	57,217	37,873

Income from continuing operations before income tax	1,805	665	3,540	1,301
Provision for income tax	630	257	1,251	500

Income from continuing operations	1,175	408	2,289	801
Gain (loss) on disposition of discontinued
operations, net of tax	-	(54)	.-	(54)

Net income	$1,175	$354	$2,289	$747

Basic Income Per Common Share:
Income from continuing operations	$.14	$.05	$.27	$.10
Gain (loss) on disposition of discontinued
operations, net of tax	-	(.01)	-	(.01)

Net income	$.14	$.04	$.27	$.09

Weighted average basic common shares	8,468	8,451	8,463	8,451

Diluted Income Per Common Share:
Income from continuing operations	$.14	$.05	$.27	$.10
Gain (loss) on disposition of discontinued
operations, net of tax	-	(.01)	-	(.01)

Net income	$.14	$.04	$.27	$.09

Weighted average diluted common shares	8,507	8,504	8,511	8,504

  As of June 30, 2007 were 8,503,989 common shares outstanding, net of treasury shares.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP INCOME FROM CONTINUING OPERATIONS

(In Thousands Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Income from continuing operations	$1,175	$408	$2,289	$801
Amortization of intangible assets related to purchase accounting	48	127	96	243
Federal income tax charge related to deferred taxes	560	218	1,122	419

Income from continuing operations excluding
amortization and federal income tax charge	$1,783	$753	$3,507	$1,463

Non - GAAP Basic Income Per Common Share:
Income from continuing operations excluding
amortization and federal income tax charge	$.21	$.09	$.41	$.17

Non - GAAP Diluted Income Per Common Share:
Income from continuing operations excluding
amortization and federal income tax charge	$.21	$.09	$.41	$.17